UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 14, 2017

VISTRA ENERGY CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38086	36-4833255
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Bryan Street Dallas, Texas		75201
(Address of principal executive offices)		(Zip Code)

(214) 812-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)     On July 14, 2017, upon the recommendation of the Nominating and Governance Committee of the Board of Directors (the Board) of Vistra Energy Corp. (the Company), and in accordance with the Company’s certificate of incorporation and bylaws, the Board increased its size to eight directors and elected Scott Helm to the Board, effective immediately. Mr. Helm will serve as a Class I director of the Board until the expiration of his term on the date of the Company’s annual meeting of stockholders in 2020 and until his successor is elected and qualified. Additionally, upon the recommendation of the Nominating and Governance Committee, the Board approved the appointment of Mr. Helm as a member of the Audit Committee of the Board.

Mr. Helm is a private investor and most recently was a founding partner of Energy Capital Partners, a private equity firm focused on investing in North American energy infrastructure. Prior to founding Energy Capital Partners, from 1998 until 2002, Mr. Helm was executive vice president and chief financial officer of Orion Power Holdings, Inc., a publicly listed company that owned and operated power plants.

There are no arrangements or understandings between Mr. Helm and any other person pursuant to which Mr. Helm was selected as a director of the Company. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Helm and the Company. In connection with Mr. Helm’s service as a member of the Board and as a member of the Audit Committee of the Board, he will receive a grant of restricted stock units with a grant date fair value of $100,000 based on the public trading price of the Company’s common stock on the date of grant, and will also receive an annual cash retainer of $95,000. In addition to this compensation, Mr. Helm will enter into the Company’s standard form of indemnification agreement with directors, a copy of which is filed as Exhibit 10.26 to Amendment No. 3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-215288), filed with the Securities and Exchange Commission on May 1, 2017, and which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vistra Energy Corp.

Dated: July 14, 2017	/s/ Cecily Small Gooch
	Name:	Cecily Small Gooch
	Title:	Senior Vice President, Associate General Counsel, Chief Compliance Officer and Corporate Secretary